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Exhibit  1.


For Immediate Release
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                                 News Release

                                 July 2, 1999




Contact: Ronald E. Bostian
         (704)  633-2341



                      INNES STREET FINANCIAL CORPORATION
              Announces Commencement of Stock Repurchase Program

Salisbury, N.C. July 2, 1999 Innes Street Financial Corporation (NASDAQ;ISFC), the holding company for Citizens Bank, FSB, announced today it will commence its Stock Repurchase Program. The Stock Repurchase Program authorizes the holding company to repurchase up to 112,412 shares. At present, there are 2,248,250 shares outstanding. Then the repurchase will be made from time to time at the discretion of management of the holding company in the open market or privately negotiated transactions.

Innes Street Financial Corporation is a publicly owned unitary thrift holding company and the parent corporation of Citizens Bank, a federally chartered thrift offering traditional products and services. The Bank conducts its business through its main office located at 401 West Innes Street, Salisbury, N.C. and one branch in Rockwell, N.C., and one branch in Statesville, N.C.



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